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                                    EXHIBIT 99.11

                           CONSENT OF INDEPENDENT AUDITORS


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CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Investment Advisory and Other Services" and "Financial Statements" in Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A, No. 2-25272) and related No-Load Class and Advisor Class A and Advisor Class B Prospectuses of SAFECO Money Market Trust.


We also consent to the incorporation by reference therein of our report dated January 30, 1998 with respect to the financial statements of SAFECO Money Market Trust as of and for the period ended December 31, 1997 and the related financial statement schedules included in its 1997 Annual Report filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
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Seattle, Washington
February 23, 1998